TENTH AMENDMENT TO THE

AMENDED AND RESTATED FUND ACCOUNTING SERVICING AGREEMENT

THIS TENTH AMENDMENT effective as of the last date on the signature block, to the Amended and Restated Fund Accounting Servicing Agreement dated as of June 30, 2019, as amended (the “Agreement”), is entered into by and between THE RBB FUND, INC., a Maryland corporation (the “Company”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Company and USBFS desire to amend Exhibit A of the Agreement, the funds list of the Company, to add the following funds:

•	F/m Opportunistic Income ETF

WHEREAS, Section 13 of the Agreement provides that the Agreement may be amended by written agreement executed by both parties, and authorized or approved by the Board of Directors of the Company.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.	Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto; and

2.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

THE RBB FUND, INC.		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ James G. Shaw	By:	/s/ Jason Hadler
Name:	James G. Shaw	Name:	Jason Hadler
Title:	CFO/COO	Title:	Senior Vice President
Date:	9/6/2023	Date:	9/7/2023

Amended Exhibit A to the Amended and Restated Fund Accounting Servicing Agreement

The Separate Mutual Fund Series and ETF Series of The RBB Fund, Inc. and Certain Related Entities

Abbey Capital Futures Strategy Fund

Abbey Capital Master Offshore Fund Limited

Abbey Capital Multi Asset Fund

Abbey Capital Offshore Fund SPC

Abbey Capital Onshore Series LLC

ACMAF Master Offshore Limited

ACMAF Offshore SPC

ACMAF Onshore Series LLC

Adara Smaller Companies Fund

Aquarius International Fund

Boston Partners All-Cap Value Fund

Boston Partners Emerging Markets Dynamic Equity Fund

Boston Partners Emerging Markets Fund

Boston Partners Emerging Markets Long/Short Offshore Fund Ltd.

Boston Partners Global Equity Fund

Boston Partners Global Long/Short Fund

Boston Partners Global Sustainability Fund

Boston Partners Long/Short Equity Fund

Boston Partners Long/Short Research Fund

Boston Partners Small Cap Value Fund II

Campbell Systematic Macro Fund

Campbell Systematic Macro Offshore Limited

DriveWealth Power Saver ETF

DriveWealth Steady Saver ETF

Free Market Fixed Income Fund

Free Market International Equity Fund

Free Market US Equity Fund

Matson Money Fixed Income VI Portfolio

Matson Money International Equity VI Portfolio

Matson Money U.S. Equity VI Portfolio

Motley Fool 100 Index ETF

Motley Fool Capital Efficiency 100 Index ETF

Motley Fool Global Opportunities ETF

Motley Fool Mid-Cap Growth ETF

Motley Fool Next Index ETF

Motley Fool Small-Cap Growth ETF

Optima Strategic Credit Fund

SGI Dynamic Tactical ETF

SGI Global Equity Fund

SGI Peak Growth Fund

SGI Prudent Growth Fund

SGI Small Cap Core Fund

SGI U.S. Large Cap Core ETF

SGI U.S. Large Cap Equity Fund

SGI U.S. Large Cap Equity VI Portfolio

SGI U.S. Small Cap Equity Fund

Stance Equity ESG Large Cap-Core ETF

WPG Partners Select Small Cap Value Fund

WPG Partners Small/MicroCap Value Fund

YieldX Diversified Income ETF

US Treasury 10 Year Note ETF

US Treasury 7 Year Note ETF

US Treasury 5 Year Note ETF

US Treasury 2 Year Note ETF

US Treasury 30 Year Bond ETF

US Treasury 20 Year Bond ETF

US Treasury 3 Year Note ETF

US Treasury 12 Month Bill ETF

US Treasury 6 Month Bill ETF

US Treasury 3 Month Bill ETF

F/m Opportunistic Income ETF